UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): DECEMBER 18, 2025

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Blvd., Suite 700		33134
Coral Gables,	Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	R	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2025, Ms. Abbie Smith informed the Board of Directors (the “Board”) of Ryder System, Inc. (the “Company”) of her decision to retire and not to stand for reelection at the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Ms. Smith’s retirement is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board and management express their deep appreciation to Ms. Smith for her years of service and dedication to the Company and its shareholders.

In addition, on December 18, 2025, the Board appointed Ms. Tammy Romo as a director to the Board, effective as of January 5, 2026. The Board determined that Ms. Romo qualified as independent under their independence standards set forth in the New York Stock Exchange corporate governance listing standards. There are no arrangements or understandings between Ms. Romo and any other persons with respect to her appointment as a director. Ms. Romo, nor any immediate family member of Ms. Romo has been a participant in any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Ms. Romo will serve as a director until the Annual Meeting, at which time she is expected to stand for election by the Company’s shareholders. Ms. Romo will serve as a member of both the Audit and Finance Committees.

Ms. Romo’s appointment is part of the ongoing director succession planning efforts of the Board and its Corporate Governance and Nominating Committee, and consistent with the Board’s overarching goal of maintaining a well-rounded Board that balances the institutional knowledge of tenured directors with the fresh perspectives of new members.

Ms. Romo will participate in the standard non-employee director compensation arrangements described under the heading “Director Compensation” in the Company’s 2025 Proxy Statement, which was filed with the Securities and Exchange Commission on March 12, 2025. The Company expects to enter into a Director Indemnification Agreement with Ms. Romo, the form of which was previously filed with the Commission.

Item 7.01 Regulation FD Disclosure
On December 19, 2025, the Company issued a press release relating to the appointment of Ms. Romo. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01(d) Exhibits
The following exhibits are furnished as part of this report on Form 8-K:

Exhibit 99.1	Press Release issued by Ryder System, Inc. on December 19, 2025 announcing the appointment of Ms. Tammy Romo to its Board of Directors.
Exhibit 104	Cover Page Interactive Data File - The Cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
Robert D. Fatovic Executive Vice President, Chief Legal Officer and Corporate Secretary